Exhibit 5.1

[LETTERHEAD OF STUART | MOORE | STAUB]

August 2, 2018

Board of Directors

Pacific City Financial Corporation

3701 Wilshire Boulevard, Suite 401

Los Angeles, California

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Pacific City Financial Corporation, a California corporation (the “Company”), in connection with the Registration Statement on Form S-1 previously filed with the Securities & Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on June 17, 2018 (as amended and as may subsequently be amended, the “Registration Statement”) in connection with the sale from time to time of up to 2,743,000 shares of common stock of the Company (the “Shares”) by the Company.

In rendering this opinion, we have reviewed the following documents, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed:

1. The Registration Statement;

2. Resolution of the Company’s Board of Directors that, among other things, authorized the Company to take steps necessary to offer the Shares to the public via the Nasdaq national exchange;

3. Resolution of the Company’s Board of Directors that, among other things, qualified certain Directors as “independent” for purposes of compliance with Nasdaq listing standards and the Sarbanes-Oxley Act; and

4. Other instruments, documents and records which we have deemed relevant and necessary.

In connection with rendering the opinions expressed in this letter, we have assumed that: (i) the documents reviewed and relied upon in giving the opinions are true and correct copies of the original documents, and the signatures on such documents are genuine; (ii) the representations of officers and employees of the Company are correct as to certain limited matters of fact; (iii) the persons identified as officers of the Company are actually serving as such and that any certificates representing the Shares will be properly executed by one or more such persons;

Board of Directors

Pacific City Financial Corporation

August 2, 2018

(iv) the persons executing the documents examined by us have the legal capacity to execute such documents; (v) all Shares will be offered and sold in compliance with the manner specified in the Registration Statement and the prospectus forming a part of the Registration Statement; and (vi) the board of directors of the Company will have taken action necessary to set the sale price of the Shares. In addition, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and a prospectus will have been filed with the Securities and Exchange Commission describing the pricing of the Shares offered thereby.

Based upon the foregoing and such other and further review of facts and law as we have deemed necessary or appropriate under the circumstances, it is the opinion of the undersigned that the Shares to be sold by the Company pursuant to the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

The opinion above is limited in all respects to the laws of the State of California and the laws of the United States of America. We do not express any opinion regarding state “blue sky” laws.

This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement which is being filed by this Company in connection with the registration of the Shares under the Securities Act and to the reference to the undersigned under the heading “Legal Matters” therein.

Respectfully submitted,

/s/ Stuart | Moore | Staub

STUART | MOORE | STAUB